UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 21, 2004
(Date of earliest event reported)

BANCWEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7949 (Commission File Number)	99-0156159 (IRS Employer Identification No.)

999 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

Registrant’s telephone number, including area code: (808) 525-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Board Actions Taken on October 21, 2004.

     On October 21, 2004, the board of directors of BancWest Corporation (“BancWest”) approved certain executive and board appointments in connection with the December 31, 2004 retirement of Walter A. Dods, Jr., who is currently BancWest’s Chairman and Chief Executive Officer.

     The BancWest board took the following actions, effective January 1, 2005:

•	The board appointed Don J. McGrath as President and Chief Executive Officer of BancWest.

•	The board increased the number of directors by two, elected Frank Bonetto and Donald G. Horner to the resulting board seats, and appointed Mr. Bonetto as an Executive Vice President of BancWest. Mr. Bonetto is Vice Chairman, Regional Banking Group, of Bank of the West. Mr. Horner is President and Chief Operating Officer of First Hawaiian Bank and an Executive Vice President of BancWest. He will succeed Mr. Dods as Chief Executive Officer of First Hawaiian Bank on January 1, 2005.

•	The board designated Mr. McGrath as Chairman of BancWest’s Executive Committee, and elected Mr. Bonetto and Mr. Horner as members of that committee. As of January 1, 2005, the other two members of the Executive Committee will be Gérard A. Denot and Pierre Mariani.

•	The board elected Mr. Dods as the non-executive Chairman of BancWest. He will also be the non-executive Chairman of First Hawaiian Bank. He will no longer be an executive or employee of either company.

Business Experience.

     Don J. McGrath, 56, has been a director of BancWest since November 1998, a director of Bank of the West since July 1989, and a director of First Hawaiian Bank since November 1998. He has been President and Chief Operating Officer of BancWest since November 1998, and President and Chief Executive Officer of Bank of the West since January 1996. He is Vice Chairman of the Board of First Hawaiian Bank and has served in that or similar capacities since November 1998. He was President and Chief Operating Officer of Bank of the West from 1991 to 1996. He has been with Bank of the West since 1975. Mr. McGrath has been a public member of the Pacific Stock Exchange Board of Governors since January 2001.

     Frank Bonetto, 54, has been Vice Chairman, Regional Banking Group, of Bank of the West since 2002, and prior to 2002 was a Senior Executive Vice President of Bank of the West. He joined Bank of the West in 1992 as head of the bank’s retail branch network, and was previously a senior executive with Citibank and with American Savings Bank.

     Donald G. Horner, 54, has been an Executive Vice President of BancWest or its predecessor corporation since 1989, the President and Chief Operating Officer of First Hawaiian Bank since January 2003, and a director of First Hawaiian Bank since May 2002. He served as Vice Chairman of First Hawaiian Bank from 1994 to 2002, and as an Executive Vice President of First Hawaiian Bank from 1993 to 1994. Mr. Horner has been with First Hawaiian Bank since 1978.

Certain Agreements.

     Mr. McGrath is a party to an employment agreement with BancWest that became effective on November 1, 1998. The agreement was filed as Exhibit 10.17 to BancWest’s report on Form 10-K for the year ended December 31, 1999, and is summarized in Item 11 of BancWest’s report on Form 10-K for the year ended December 31, 2003.

     Mr. Horner is a party to a termination protection agreement with BancWest that became effective on December 20, 2001 and had a term of three years (or, if longer, two years following any subsequent change in control of BNP Paribas or BancWest). The agreement was filed as Exhibit 10.25 to BancWest’s report on Form 10-Q for the quarterly period ended March 31, 2001, and is summarized in Item 11 of BancWest’s report on Form 10-K for the year ended December 31, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004

BANCWEST CORPORATION (Registrant)
By:	/s/ DOUGLAS C. GRIGSBY
Douglas C. Grigsby
Executive Vice President, Chief Financial Officer and Treasurer